EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-212061) of Where Food Comes From, Inc. of our report dated February 28, 2022 relating to the consolidated financial statements as of and for the years ended December 31, 2021 and 2020 of Where Food Comes From, Inc., appearing in this Annual Report on Form 10-K for the years ended December 31, 2021 and 2020.

/s/ Causey Demgen & Moore, P.C.

Denver, Colorado
February 28, 2022